Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2015, relating to the statement of financial condition of PJT Partners Inc. as of December 31, 2014, appearing in the information statement of Form 10 (File No. 001-36869) of PJT Partners Inc.

/s/ Deloitte & Touche LLP

New York, New York

September 30, 2015